UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2018

Alliance BioEnergy Plus,Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On April 20, 2018, the Company’s Board of Directors appointed Gerry David as a director of the Company, effective immediately, to serve until the next election of directors or appointment of their successors.

Set forth below is certain biographical information concerning Mr. David:

Gerry David (66)

Gerry David is a solutions-focused Senior Executive, Entrepreneur, Consultant, and Board Member with more than 40 years of success across the consumer products, manufacturing, and high-tech industries. Leveraging extensive experience leading comprehensive turnarounds of both public and private companies with global scopes spanning 72 countries, he is a valuable asset for startup or established companies looking to drive long-term, sustainable growth. His broad areas of expertise include sales and marketing, operations management, financial analysis, capital raising, supply chain management, manufacturing, M&A, regulatory and strategic planning. Throughout his executive career, Gerry has held leadership positions at organizations including Celsius Holdings, Vitarich Labs, HSN Direct and his consulting firm Gerry David & Associates LLC, where he currently serves as CEO. He has been responsible for leading the turnaround of a public beverage company on the verge of going out of business, driving 5 consecutive years of record revenue, increasing shareholder value by 35x, up listing the company from OTC Pink to NASDAQ, lead two capital raises totaling $31m, established subsidiaries in Hong Kong and Beijing, launched products in Asia, South America, Europe, and the Middle East, and established manufacturing in Germany, China, and the US; spearheaded the revenue growth of a direct selling company from $2M/month to $4.6M/month in 12 months while developing a new product brand and opening a fulfillment facility in the Bahamas; and facilitating the turnaround of an established direct marketing company, including introducing over 20 new products resulting in a 30% increase in sales, moving the company to a more cost-effective location, and opening up the Israel and European markets. Gerry began his entrepreneurial career at age 28 by founding a systems integration company specializing in the hospitality industry, growing the organization over a 5-year span to offices in six states prior to its sale to a public entity.

Gerry attended Western Michigan University. He currently sits on the Board of Physicians Made Beverages, Reedeux Media, Cutting Edge Beverages, EarthWater LLC, Multi Shot Nutrition, Jel Shots and Advisor to Rocky Mountain High Brands, and Karuna Beverages.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

By:	/s/ Daniel de Liege
Name:	Daniel de Liege
Title:	President

Dated: April 23, 2018